Exhibit 24

DIRECTORS AND OFFICERS OF
SUNOPTA INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of SunOpta Inc., a Canadian corporation, hereby constitutes and appoints Steven R. Bromley and Eric M. Davis, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended January 1, 2011 pursuant to the Securities Exchange Act of 1934, as amended, and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 8th day of March 2011.

/s/ Steven Bromley	/s/ Eric Davis
Steven R. Bromley	Eric M. Davis
President, Chief Executive Officer and Director	Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

/s/ Jeremy Kendall	/s/ Cyril Ing
Jeremy N. Kendall	Cyril A. Ing
Chairman of the Board of Directors	Director
and Director

/s/ Victor Hepburn	/s/ Katrina Houde
Victor Hepburn	Katrina Houde
Director	Director

/s/ Allan Routh	/s/ Douglas Greene
Allan G. Routh	Douglas Greene
Director	Director

/s/ Jay Amato	/s/ Alan Murray
Jay Amato	Alan Murray
Director	Director